Exhibit 4.2

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of November 3, 2014, amends and modifies that certain Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended by the First Amendment thereto dated October 29, 2013, the “Credit Agreement”), among OTTER TAIL POWER COMPANY (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Agent”), and the Lenders, as defined therein. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Lenders and the Agent agree that the Credit Agreement is amended as follows.

ARTICLE I - AMENDMENTS

1.1           Each of the definitions of “LIBOR Interbank Rate” and “LIBOR Interbank Daily Rate” is hereby amended to insert the following immediately at the end thereof: “Notwithstanding the foregoing or anything to the contrary set forth herein, at no time shall this rate be less than zero for purposes hereof.”

1.2           The definition of “Termination Date” appearing in Section 1.1 of the Credit Agreement is hereby amended to replace the date “October 29, 2018” with the date “October 29, 2019”.

1.3           Schedule 1.1(a) to the Credit Agreement, the schedule of Commitments and Percentages, is hereby amended in its entirety to pursuant to Schedule 1.1(a) attached hereto and made a part hereof.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Agent and the Lenders that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1           Warranties. Before and after giving effect to this Amendment, the representations and warranties in the Credit Agreement shall be true and correct as though made on the date hereof with respect to representations and warranties containing qualifications as to materiality, and true and correct as though made on the date hereof in all material respects with respect to representations and warranties without qualifications as to materiality, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2           Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3           Documents. The Borrower, the Agent and the Lenders shall have executed and delivered this Amendment.

3.4           Fees. The Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, (i) all fees set forth in that certain Fee Letter by and between the Borrower and the Agent dated as of November 3, 2014 and (ii) to the extent invoiced reasonably in advance, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

ARTICLE IV - GENERAL

4.1           Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

4.2           Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3           Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

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4.4           Governing Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

4.5           Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and the successors and assigns of the Agent and the Lenders. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

4.6           Departing Lenders. Certain Lenders have agreed that they shall no longer constitute Lenders under the Credit Agreement as of the date hereof (each, a “Departing Lender”). Each Lender that executes and delivers a signature page hereto that identifies it as a Departing Lender shall constitute a Departing Lender as of the date hereof. No Departing Lender shall have a Commitment on and after the date hereof. Each Departing Lender shall cease to be a party to the Credit Agreement as of the date hereof, with no rights, duties or obligations thereunder. All amounts owing to a Departing Lender shall be paid by the Borrower to such Departing Lender as of the date hereof. The consent of a Departing Lender is not required to give effect to the changes contemplated by this Amendment. The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lenders, including, without limitation, reallocating outstanding obligations among the remaining Lenders ratably based on their Commitments.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

OTTER TAIL POWER COMPANY

By:	/s/ Kevin Moug

Title:	Treasurer

4334 18th Avenue South
Suite 200
Fargo, North Dakota 58103
Attention:	Mr. Kevin G. Moug,
Treasurer
Telephone: (701) 451-3562
Fax: (701) 232-4108

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

U.S. BANK NATIONAL ASSOCIATION,
as Agent and a Bank

By:	/s/ Jacquelyn Ness

Title:	Vice President

505 Second Avenue North
Mail Code EP-ND-0630
Fargo, ND 58102
Attention: Jacquelyn Ness, Vice President
Telephone: (701) 280-3655
Fax: (701) 280-3580

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

JPMORGAN CHASE BANK, N.A., as a Co- Syndication Agent and as a Bank

By:	/s/ Justin Martin

Title:	Authorized Officer

10 South Dearborn, 9th Floor, IL1-0090 Chicago, IL 60603 Attention: Justin Martin Telephone: (312) 732-4441 Fax: (312) 732-1762

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

BANK OF AMERICA, N.A., as Co-Syndication Agent and as a Bank

By:	/s/ Casey Klepsch

Title:	Assistant Vice President

IL4-135-04-13 135 S. LaSalle Street Chicago, IL 60603
Attention:	Casey Klepsch
Assistant Vice President
Telephone: (312) 904-7465
Fax: (312) 904-6546

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

KEYBANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Keven D. Smith

Title:	Senior Vice President

1301 5th Avenue Mail Code: WA-31-13-2514 Seattle, WA 98101
Attention:	Keven D. Smith
Telephone:	(206) 343-6966
Fax: (206) 684-6570

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Nick Brokke

Title:	Vice President

90 S 7th Street, 7th Floor MAC: N9305-070 Minneapolis, MN 55408
Attention:	Nick Brokke
Vice President
Tel: 612-667-6637
Fax: 612-316-0506

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

COBANK, ACB, as a Co-Documentation Agent and as a Bank

By:	/s/ John Kemper

Title:	Vice President

5500 South Quebec St. Greenwood Village, CO 80111 Attention: John Kemper Telephone: 303-740-6576 Fax: 303-224-2615

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

The undersigned Departing Lender hereby acknowledges and agrees that, as of the date of this Second Amendment, it is no longer a party to the Credit Agreement, it is not a party to this Amendment (other than for purposes of acknowledging its status as a Departing Lender), and confirms that, as a Departing Lender, its approval is not required to give effect to this Amendment.

UNION BANK, N.A., as a Departing Lender (and solely with respect to Section 4.6 of this Amendment)

By	/s/ Harvey Hordwitz
Name: Harvey Hordwitz
Title: Vice President

(Signature Page to Second Amendment to Otter Tail Power Company Credit Agreement)

Schedule 1.1(a)

Commitments and Percentages

Bank:	Initial Commitment:	Percentage:

U.S. Bank National Association	$52,500,000	30.882352941176%

JPMorgan Chase Bank, N.A.	$32,500,000	19.117647058824%

Bank of America, N.A.	$32,500,000	19.117647058824%

Keybank, National Association	$17,500,000	10.294117647059%

Wells Fargo Bank, National Association	$17,500,000	10.294117647059%

CoBank, ACB	$17,500,000	10.294117647059%

Total:	$170,000,000	100.000000000%